UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OneMedNet Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

6385 Old Shady Oak Road, Suite 250

Eden Prairie, Minnesota 55344

November 7, 2024

Dear Stockholder:

We cordially invite you to attend the 2024 Annual Meeting of Stockholders of OneMedNet Corporation (the “Annual Meeting”). The Annual Meeting will be held on Thursday, December 19, 2024, at 11:00 a.m. Central Time. The Annual Meeting will be held entirely online live via audio webcast. You will be able to attend and participate in the Annual Meeting online by visiting https://www.cstproxy.com/onemednet/2024, where you will be able to listen to the Annual Meeting live, submit questions, and vote.

You will find important information about the matters to be voted on at the Annual Meeting in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We are sending most of our stockholders a one-page Notice of Internet Availability of Proxy Materials (the “Notice”) instead of sending them a full set of printed materials. The Notice tells you how to access and review the important information contained in the proxy materials on the internet and how to request to receive a printed copy of our proxy materials. The Notice also tells you how to vote on the internet prior to the Annual Meeting.

Your vote is important. We hope you will attend the Annual Meeting. We encourage you to review the proxy materials and vote as soon as possible. You may submit your vote three ways: first, as indicated above, you may vote on the internet prior to the meeting; second, you may vote by mail, if you timely request to receive printed copies of these proxy materials in the mail; finally, you may vote your shares electronically during the Annual Meeting. Details about how to attend the Annual Meeting online and how to submit questions and cast your votes are posted at https://www.cstproxy.com/onemednet/2024 and can be found in the section entitled “Questions and Answers about the Annual Meeting and Voting—How can I attend and vote at the Annual Meeting?” in the proxy statement.

Very truly yours,

/s/ Dr. Jeffrey Yu, MD

Dr. Jeffrey Yu, MD Chairman of the Board of Directors

6385 Old Shady Oak Road, Suite 250

Eden Prairie, Minnesota 55344

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting Date	Thursday, December 19, 2024

Time	11:00 a.m. Central Time

Place	Via live webcast at https://www.cstproxy.com/onemednet/2024

Items of Business	(1)	To elect three Class I directors nominated by our Board of Directors to serve three-year terms expiring at our 2027 Annual Meeting of Stockholders;

	(2)	To ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2024; and

	(3)	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Record Date	Only holders of record of our common stock on October 31, 2024, are entitled to receive notice of and to vote at the Annual Meeting and any postponement or adjournment of the Annual Meeting.

Voting	Your vote is important. We encourage you to read the accompanying proxy materials and submit your vote as soon as possible. You can find information about how to cast your vote in the question-and-answer section of the accompanying proxy statement.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials via the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof. Stockholders will have the ability to access the proxy materials at https://www.cstproxy.com/onemednet/2024 or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 19, 2024:

This Notice, our proxy statement, and our 2023 annual report are available at

https://www.cstproxy.com/onemednet/2024.

By Order of the Board of Directors of OneMedNet Corporation,

/s/ Robert Golden

Robert Golden Interim Chief Financial Officer and Corporate Secretary

Eden Prairie, Minnesota

November 7, 2024

OneMedNet Corporation

6385 Old Shady Oak Road, Suite 250

Eden Prairie, Minnesota 55344

(800) 918-7189

Proxy Statement

Explanatory Note

On November 7, 2023, OneMedNet Corporation (“OneMedNet,” the “Company,” “we,” “us” or “our”), a Delaware corporation (formerly Data Knights Acquisition Corp. (“Data Knights”)), consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated April 25, 2022 (the “Merger Agreement”), by and among Data Knights, Data Knights Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Data Knights (“Merger Sub”), OneMedNet Solutions Corporation (formerly OneMedNet Corporation (“Legacy ONMD”)), Data Knights, LLC, a Delaware limited liability company (“Sponsor”) and Paul Casey, in his capacity as the Seller Representative. The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.”

In connection with the closing of the Business Combination, Merger Sub merged with and into Legacy ONMD (the “Merger”), with Legacy ONMD surviving the Merger as a wholly-owned subsidiary of Data Knights. As a result of the Merger and the Business Combination, holders of Data Knights common stock automatically received shares of OneMedNet common stock, $0.0001 par value per share (“Common Stock”), and holders of Data Knights warrants automatically received warrants of OneMedNet with substantively identical terms. Also in connection with the closing of the Business Combination, all shares of Data Knights owned by the Sponsor (consisting of shares of Class A common stock and shares of Class B common stock) automatically converted into an equal number of shares of Common Stock, and private placement warrants held by the Sponsor automatically converted into warrants to purchase one share of Common Stock with substantively identical terms.

As of the closing of the Business Combination, among other holders, public stockholders owned 98,178 shares of Common Stock representing approximately 0.35% of the then-outstanding shares of Common Stock; the Sponsor and its affiliates owned approximately 15.1% of the then-outstanding shares of Common Stock (inclusive of shares received upon conversion of the Sponsor’s loan); securityholders of Legacy ONMD owned approximately 61.992% of the then-outstanding shares of Common Stock from the conversion of their shares; private placement investors owned approximately 0.46% of the then-outstanding shares of Common Stock, and former convertible note holders owned approximately 16.24% of the then-outstanding shares of Common Stock resulting from the issuance of 5,238,800 shares of Common Stock upon conversion of their notes.

Following the closing of the Business Combination, Data Knights changed its name to “OneMedNet Corporation” and Legacy ONMD was renamed “OneMedNet Solutions Corporation,” with the securityholders of Legacy ONMD becoming securityholders of the Company. Unless the context otherwise requires, references to “the Company,” “we,” “us” and “our” refer to OneMedNet Corporation prior to the closing of the Business Combination and to the post-combination company and its consolidated subsidiaries following the Business Combination, and “Data Knights” refers to the business of Data Knights Acquisition Corp. prior to the Business Combination.

The Notice, this proxy statement and the accompanying proxy card or voting instruction card, including an Internet link to our Annual Report on Form 10-K/A for the year ended December 31, 2023 (our “Annual Report”), were first made available to stockholders on or about November 7, 2024.

Questions and Answers about the Annual Meeting and Voting

Why did I receive these proxy materials?

We are providing these proxy materials to you in connection with the solicitation by the Board of Directors (the “Board”) of OneMedNet Corporation, a Delaware corporation, of proxies to be voted at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting will be held on Thursday, December 19, 2024, at 11:00 a.m. Central Time, online at https://www.cstproxy.com/onemednet/2024. The Annual Meeting will be a completely virtual meeting conducted via live audio webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://www.cstproxy.com/onemednet/2024 and entering your control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card, or on the instructions that accompanied your proxy materials. If you lose your control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the close of business on the Record Date (as defined below). Only stockholders with a valid control number will be able to attend the Annual Meeting and vote, ask questions, and access the list of stockholders as of the close of business on the Record Date.

What matters will be voted on at the Annual Meeting?

We will ask stockholders to vote on the following matters at the Annual Meeting:

(1)	To elect three Class I directors nominated by our Board to serve three-year terms expiring at our 2027 Annual Meeting of Stockholders (Proposal 1);

(2)	To ratify the appointment of WithumSmith+Brown, PC (“Withum”) as our independent registered public accounting firm for the year ending December 31, 2024 (Proposal 2); and

(3)	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Who can vote?

Stockholders of record at the close of business on the record date of October 31, 2024 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, we had 27,987,427, shares of common stock issued and outstanding. Each share is entitled to one vote on each item voted on at the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for the 10 days prior to the Annual Meeting at https://www.cstproxy.com/onemednet/2024. In addition, the list of stockholders will also be available during the Annual Meeting through the Annual Meeting website for those stockholders who choose to attend.

To attend and participate in the Annual Meeting, you will need the control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, bank, or other nominee to obtain your control number or otherwise vote through the broker, bank, or other nominee. If you lose your control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the close of business on the Record Date. Only stockholders with a valid control number will be able to attend the Annual Meeting and vote, ask questions, and access the list of stockholders as of the close of business on the Record Date. The Annual Meeting webcast will begin promptly at 11:00 a.m. Central Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 10:30 a.m. Central Time. You should allow ample time for the check-in procedures.

What is the difference between a stockholder of record and a beneficial holder?

Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are the stockholder of record for those shares and are receiving proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote online at the Annual Meeting.

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Beneficial Holder

If your shares are held in a stock brokerage account, by a bank, or other nominee (commonly referred to as being held in “street name”), you are the beneficial holder of those shares. Your broker, bank or other nominee is the stockholder of record and has forwarded proxy materials to you as beneficial holder. As the beneficial holder, you have the right to direct your broker, bank, or other nominee how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you have requested and obtained a valid proxy from your bank, broker or other nominee.

How do I vote?

Stockholder of Record

If you are a stockholder of record, you can vote on the internet prior to the Annual Meeting by following the instructions you received from us in the mail or by email. If you requested to receive a full set of proxy materials in the mail, you also can vote by mail using the proxy card included with the materials. Finally, you can vote online at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at https://www.cstproxy.com/onemednet/2024.

Beneficial Holder

If you are a beneficial holder, you can vote prior to the Annual Meeting by following the voting instructions you received from your broker, bank, or other nominee in the mail or by email. If you have not received this information from your broker, bank, or other nominee, please contact them as soon as possible.

If you do not give your broker, bank, or other nominee instructions as to how to vote, under the rules of The Nasdaq Stock Market LLC (“Nasdaq”), your broker, bank, or other nominee may not vote your shares on any of the proposals without your instructions, other than the ratification of the appointment of our independent registered public accounting firm. Please be sure to return your voting instructions to your broker, bank, or other nominee so that your vote is counted. The voting deadlines and availability of internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instructions card and any other materials that you receive from that organization.

As the beneficial holder, you may attend the Annual Meeting as a “Guest” at https://www.cstproxy.com/onemednet/2024, but you may not vote your shares online or otherwise participate at the Annual Meeting unless you have requested and obtained a valid proxy from your bank, broker or other nominee.

Multiple Holdings

If you hold shares both as a stockholder of record and as a beneficial holder, you must vote separately for each set of shares.

How can I attend and vote at the Annual Meeting?

This year’s Annual Meeting will be held entirely online live via audio webcast. Any stockholder can attend the Annual Meeting live online at https://www.cstproxy.com/onemednet/2024. If you were a stockholder of record as of the Record Date and you have your control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials, you can vote at the Annual Meeting.

A summary of the information you need to attend the Annual Meeting online is provided below:

●	To attend and participate in the Annual Meeting, you will need the control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

●	The Annual Meeting webcast will begin promptly at 11:00 a.m. Central Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 10:30 a.m. Central Time, and you should allow ample time for the check-in procedures.

●	The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

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●	Instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are posted at https://www.cstproxy.com/onemednet/2024.

●	Assistance with questions regarding how to attend and participate via the internet will be provided at https://www.cstproxy.com/onemednet/2024 on the day of the Annual Meeting.

●	Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters and therefore will not be answered. Any questions pertinent to Annual Meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at the “Investor Relations” section of our website at https://www.onemednet.com/investor-relations/. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.

If your shares are held in “street name,” you should direct your bank, broker or other nominee on how to vote your shares according to the voting instructions your bank, broker or other nominee has provided to you, or, if you wish to vote at the Annual Meeting, you must contact your bank, broker, or other nominee to obtain a valid proxy. Without a valid proxy from your bank, broker or other nominee, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the close of business on the Record Date.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual Annual Meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting website. If you encounter any difficulties accessing the virtual Annual Meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Can I change or revoke my vote?

If you are a stockholder of record, you may change your vote at any time prior to the vote at the Annual Meeting by taking any of the following actions:

●	submitting a new proxy with a later date using any of the available methods described above;

●	providing a written revocation to our Corporate Secretary; or

●	voting online at the Annual Meeting by following the instructions at https://www.cstproxy.com/onemednet/2024.

If you are a beneficial holder, you may change your vote by submitting new voting instructions to your bank, broker, or other nominee following the instructions they provided to you. If you have received a valid proxy from your bank, broker or other nominee, you may also vote online at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions.

Whether you are a stockholder of record or a beneficial owner of shares held in street name, your attendance at the Annual Meeting online will not, by itself, automatically revoke your proxy.

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What is the quorum requirement for the Annual Meeting?

A quorum of stockholders is necessary for any action to be taken at the Annual Meeting (other than adjournment or postponement of the Annual Meeting). A quorum exists if stockholders holding a majority of the voting power of all outstanding shares of our common stock entitled to vote are present at the Annual Meeting in person, or by means of remote communication, or by proxy. If you submit a properly completed proxy, even if you abstain from voting, your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes (described below) also will be counted for purposes of determining the presence of a quorum if the broker, bank or other nominee uses its discretionary authority to vote on at least one routine matter under Nasdaq rules.

How will my shares be voted at the Annual Meeting?

Your shares will be voted in accordance with your properly submitted instructions.

Stockholders of Record

If you are a stockholder of record and you submit a duly executed proxy but do not include voting instructions on a matter, your shares will be voted in favor of each of the nominees named in Proposal 1, and in favor of Proposal 2, in accordance with the recommendations of our Board. If any other matters are properly presented for a vote at the Annual Meeting or any adjournment or postponement thereof, your shares will be voted in the discretion of the named proxies.

Beneficial Holders and Broker Non-Votes

If you are a beneficial holder and you do not provide voting instructions to your bank, broker, or other nominee, that organization will determine if it has the discretionary authority to vote your shares on the particular matter. Under Nasdaq rules, these organizations have the discretion to vote your shares on routine matters, such as the ratification of the appointment of Withum as our independent registered public accounting firm for 2024 (Proposal 2). However, they do not have the discretion to vote your shares on non-routine matters, including the other proposal up for a vote (Proposal 1). The unvoted shares are called “broker non-votes.” Shares that constitute broker non-votes are considered present for purposes of determining a quorum but are not considered entitled to vote or votes cast on the particular matter.

What are the voting requirements for each matter?

Proposal		Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed	Effect of Broker Non-Vote
(1)	To elect the Class I directors nominated by our Board to serve three-year terms expiring at our 2027 Annual Meeting of Stockholders	Plurality of the Votes Cast	No effect	No	No effect
(2)	To ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2024	Majority of Votes Cast	No effect	Yes	Not applicable

What are the recommendations of the Board?

Our Board recommends that you vote:

●	“FOR” the Class I directors nominated by our Board to serve three-year terms expiring at our 2027 Annual Meeting of Stockholders (Proposal 1); and

●	“FOR” the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2024 (Proposal 2).

Any properly authorized proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations.

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Who will pay the costs of soliciting votes for the Annual Meeting?

We will pay all costs of soliciting proxies. We have retained Laurel Hill Advisory Group, LLC (“Laurel Hill”) to assist in the solicitation of proxies. We expect to pay $7,500 to Laurel Hill for its services, plus reimbursement of reasonable expenses. The solicitation may be made personally or by mail, phone, email, or other electronic communication. In addition, our officers, directors, and employees, without additional compensation, may solicit proxies. The solicitation may be made personally or by mail, phone, email, or other electronic communication. We will send proxy materials or additional soliciting materials to banks, brokers, other institutions, nominees, and fiduciaries. These organizations will then forward the materials to the beneficial holders of our shares. On request, we will reimburse these organizations for their reasonable expenses in forwarding these materials.

Who will count the votes?

Continental has been appointed as the inspector of elections for the Annual Meeting. A representative of Continental will tabulate votes cast by proxy or electronically before and during the meeting.

How can I find the results of the voting after the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Who should I contact if I have questions?

Stockholders with questions or who need assistance in voting their shares may call Laurel Hill, toll-free at 855-414-2266. Banks and brokers may call collect at (516) 933-3100.

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PROPOSAL 1 – ELECTION OF CLASS I DIRECTORS

Our Board consists of eight directors divided into three classes, designated as Class I, Class II, and Class III. In accordance with our Amended and Restated Bylaws (our “Bylaws”) and Third Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), the number of directors of the Board is fixed exclusively by the Board from time to time. The directors are divided as evenly as possible into the three classes. The classes of directors serve for staggered three-year terms, with their current terms ending at the Annual Meeting of Stockholders in the following years: Class I directors – 2024; Class II directors – 2025; and Class III directors – 2026.

The Class I directors elected at the Annual Meeting will serve until the 2027 Annual Meeting of Stockholders. Directors are elected by a plurality, with the three nominees obtaining the most votes being elected. Because there is no minimum vote required, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. Under the plurality vote standard, any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the election of directors. Cumulative voting is not permitted in the election of directors. Each nominee this year is a current director.

Our nominees for the Class I directorship are Eric Casaburi, Aaron Green, and Dr. Thomas Kosasa, all of whom are current directors. The Board nominated Mr. Casaburi, Mr. Green, and Dr. Kosasa based on the recommendation of the Nominating and Corporate Governance Committee. In considering the nominees for the Class I directorship, the Nominating and Corporate Governance Committee assessed the qualifications of each nominee, all of whom are current directors, before making a recommendation regarding their nomination to the Board. Each nominee has consented to serve as a director if elected. However, if any nominee is unable to serve, or for good cause will not serve, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by the Board.

Information about our directors, including our Class I director nominees, is set forth below. This information includes an overview of the director’s specific experience, qualifications, and skills that assisted our Nominating and Corporate Governance Committee and Board to conclude that the individual should serve as a director. Each nominee and continuing director’s age is as of November 7, 2024.

Class I Director Nominees

Nominee	Age	Director Since	Principal Occupation
Eric Casaburi	50	November 2023	Founder and Chief Executive Officer of Serotonin Enterprises LLC
Aaron Green	51	March 2024	Chief Executive Officer, President, and Director of OneMedNet Corporation
Dr. Thomas Kosasa	79	November 2023	Ob/Gyn/Fertility specialist at the Pacific In Vitro Fertilization Institute and Professor of reproductive endocrinology at the University of Hawaii

Eric Casaburi is an experienced entrepreneur and chief executive officer with a successfully demonstrated history of explosive growth in the franchising, health and wellness, food services, and real estate industries including founding and leading RetroFitness from a start-up single-gym business to a $150 million per year in sales operation while expanding its national footprint. Mr. Casaburi has founded and held positions as chief executive officer for multiple franchise brands, each having successful exits with impressive returns for investors and private equity partners. Since 2021, Mr. Casaburi has served as founder and Chief Executive Officer of Serotonin Enterprises LLC, a cutting edge Anti-Aging Health Optimization Franchise that offers a vast service menu covering all aspects of optimal health, appearance and performance. Serotonin Centers have been featured in the Franchise Times as the first franchise of its kind in the United States. Since 2019, Mr. Casaburi has served as the Chair of TIGER 21 Orlando, a group of men and women who have achieved both success and significance in their lives that helps members build the skill set to successfully transition from focused entrepreneurs to disciplined managers of wealth.

Since 2020, Mr. Casaburi has founded and operated Longevity Brands and since 2016, Mr. Casaburi founded and owns CEVD Holdings, a commercial real estate investment and management company. Mr. Casaburi developed all sales, operations, and marketing systems for both the RetroFitness fitness centers and the franchise and designed and implemented a diversified reoccurring revenue model to improve business health and value. Mr. Casaburi also founded and served as the Chief Executive Officer of Lets YO! Yogurt from 2012-2015, a self-serve yogurt and treats restaurant popularized through social media savvy, in which he franchised the business model and opened 24 restaurants in the first year and led to a successful exit to an industry private equity firm. We believe Mr. Casaburi is well-qualified to serve as a member of our Board of Directors due to his experience successfully founding and growing companies.

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Aaron Green is a healthcare IT business transformation leader with more than 20 years of leadership experience in healthcare management, sales, strategic planning, M&A, product development, customer support and services operations. Mr. Green has served as OneMedNet’s Chief Executive Officer and a Director since March 2024 and President since May 2023. Prior to joining OneMedNet, Mr. Green served in a variety of healthcare technology roles including most recently at Optum, a United Health Group company (NYSE: UHG), a leading healthcare technology company, as Vice President Cloud Solutions. At Optum, Mr. Green was responsible for developing and attaining the P&L, Bookings, Revenue and EBIDTA targets of its Cloud Solution lines. Before Optum, Mr. Green worked nearly six years, from March 2017 to May 2023, with Change Health Care, most recently as Vice President Cloud Solutions from March 2021 to May 2023. Previously, Mr. Green worked for more than 15 years with McKesson growing to Division Vice President, Sales where he led an organization of 50+ executives, salespersons and staff, across the US, Canada, and the US government territories. He holds a Bachelor of Science in Biochemistry from the University of Victoria, British Columbia, a Systems Analyst Diploma from Royal Roads University, British Columbia, and an Executive MBA from the Wharton School. We believe Mr. Green is well-qualified to serve as a member of our Board of Directors due to his experience as a public company executive and healthcare IT leader.

Dr. Thomas Kosasa is a renowned Ob/Gyn/Fertility specialist at the Pacific In Vitro Fertilization Institute and serves on the Board of Trustees of Pan Pacific Surgical and as a professor of reproductive endocrinology at the University of Hawaii, John A. Burns School of Medicine. Dr. Kosasa is a consultant for Maternal and Reproductive Health for the Food and Drug Administration and a past member for the Hawaii State Board of Medical Examiners and the Food and Drug Administration. Dr. Kosasa is a retired Major in the United States Army and was the Chief of Gyn-Surgical Service and the Director of the Infertility Division at Martin Army Hospital in Fort Benning, Georgia. Dr. Kosasa graduated from Dartmouth College and earned his medical degree at the McGill University School of Medicine. He completed his residency in obstetrics and gynecology and fellowship in reproductive endocrinology at Harvard Medical School in the Boston Hospital for Women and completed a Reproductive Endocrinology Fellowship at the Peter Bent Brigham Hospital, Harvard Medical School. Dr. Kosasa’s professional societies include American College of Obstetricians and Gynecologists, American Fertility Society, Board of Trustees, Pan Pacific Surgical Association, Hawaii Medical Association and Pacific Coast Obstetrical and Gynecological Society. We believe Dr. Kosasa is well-qualified to serve as a member of our Board of Directors due to his extensive experience in the medical field.

Continuing Directors

Name	Age	Director Since	Class/Term Expiration
Jair Clarke	43	October 2024	Class II/ 2025
Robert Golden	62	November 2023	Class II/ 2025
Andrew Zeinfeld	64	August 2024	Class II/ 2025
Sherry Coonse McCraw	56	October 2024	Class III/ 2026
Dr. Jeffrey Yu	56	November 2023	Class III/ 2026

Jair Clarke is the Chairman’s Executive Advisor and board advisor of World Wide Technology ($20B company) and the CEO/Chief AI Officer of Laigic, an A.I. and tech advisory firm of C-level Fortune 15 consultants and physicians, where he has served since November 2023. From August 2020 until July 2023, Mr. Clarke served as the Global Chief Technology Officer of Commercial Systems at Microsoft Corporation, where he was responsible for commercial systems, artificial intelligence, and products across all industries for Customers and Partner Solutions. Within this organization, Mr. Clarke was responsible for all technology and processes at scale to empower customers, partners, sellers.

From 2014 through 2020, Mr. Clarke was responsible for Disney’s big data, digital analytics, and strategy technologies supporting the Chief Commercial Officer to influence traditional/non-traditional monetization, products, and experiences such as mobile apps, wearable devices, and e-commerce. Mr. Clarke was a leader for IBM’s Watson, held a U.S. Top Secret SCI Full Scope Polygraph security clearance, oversaw all technical capabilities for the United States counter-narcotics command partnering with various government agencies (e.g. CIA, FBI), increased business revenue by 800% within 2 years, and consistently doubled annual revenue. He’s had global P&L responsibility and held roles as the executive champion of diversity and inclusion. From 2007 to 2014, Mr. Clarke was an IT & Business Development Executive at IBM. From 2005 to 2007, Mr. Clarke consistently expanded his technology responsibilities at Lockheed Martin. Jair has served as a member of the board of directors of the publicly traded company Xponential Fitness (NYSE: XPOF) since July 2022. Mr. Clarke holds a B.B.A. degree in computer information systems from the University of Miami. We believe Mr. Clarke is well-qualified to serve as a member of our Board of Directors due to his experience in technology, business and operations roles concentrated in product management, digital transformation, digital marketing, cybersecurity, data science, emerging technology, business architecture, customer experiences and worldwide innovation.

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Robert Golden is an accomplished Certified Public Accountant (“CPA”) with more than 30 years of experience. Mr. Golden has served as OneMedNet’s Interim Chief Financial Officer since August 2024 and Corporate Secretary since September 2024 and a member of the Board of Directors since November 2023. Mr. Golden also serves as the Managing Partner of Cohen, Bender & Golden LLP, where he provides consulting, accounting and tax services to middle market businesses and owners since September 2015. Prior to that, from January 2013 to August 2015, Mr. Golden worked at Fenton & Ross Accountancy Corporation and, from September 2004 to December 2012, at Saffer & Flint Accountancy Corporation. From December 1989 to June 2004, Mr. Golden was at Good Swartz Brown & Berns LLP (now CohnReznick) (“GSBB”), where he served as a partner from 1994 onwards. There, Mr. Golden performed administrative duties, including overseeing the company’s merger negotiations in 2000 and performed financial statement audits, reviews and income tax planning for middle market businesses and owners. While at GSBB and continuing today, Mr. Golden consults with his business clients to assist their entrepreneurial owners to better understand the financial performance of their businesses and to help them improve operational efficiencies and profitability by acting as their outside CFO. Bob also assists with structuring and negotiating financing, compensation planning, investment opportunity review, as well as merger and acquisition activities and works with wealthy families acting in a CFO-type role for their family office activities. After leaving GSBB in 2004, in addition to continuing to provide consulting services to middle-market companies, Bob was the owner and CEO of several companies in the construction and engineering field, coffee and baked goods industries and also syndicated commercial real estate acquisitions.

From September 1984 to December 1989, Mr. Golden was a CPA at Ernst & Young in Los Angeles. Apart from his experience as a CPA, Mr. Golden is currently the Chief Financial Officer of Promo Shop, Inc. & Subsidiaries, a specialty advertising promotional products multi-office distributor based in Los Angeles. Mr. Golden establishes the company’s annual budget among other duties and has been in this role since January 2008. Mr. Golden is also currently the Chief Financial Officer at iKahan Media, Inc., an out of home media company specializing in digital and traditional billboards and advertisement, where he has served since September 2014. Mr. Golden is a member of the Board of Directors of Talon International, Inc. (OTCMKTS: TALN), the world’s oldest and largest zipper manufacturer.

In 1984, Mr. Golden received his Bachelor of Science degree in Business Administration from the University of Southern California. Mr. Golden also holds a Certified Public Accountant certification from the California Board of Accountancy, is an Investment Advisor Representative with the SEC and is a Licensed Engineering Contractor with the California Contractors State License Board. We believe Mr. Golden is well-qualified to serve as a member of our Board of Directors due to his extensive experience as a Certified Public Accountant at numerous firms as well as his experience as an executive officer at multiple companies.

Andrew Zeinfeld has over 30 years of public and private sector senior management experience across a variety of industries, including retail, online, telecom, distribution and real estate. In addition to managing these various businesses, Mr. Zeinfeld also developed strategies to drive profitable growth both organically and through mergers and acquisitions.

Since June 2019, Mr. Zeinfeld has been the managing partner of several LLCs that manage his real estate developments and investment portfolio. From November 2019 through March 2023, Mr. Zeinfeld served as the Chief Executive Officer of Sunstrike International Ltd., a leading distributor of second life refurbished mobile devices and trade-in solutions within the circular economy. From 2013 through 2018, Mr. Zeinfeld also worked at Brightstar Corp. (n/k/a Likewize), an end-to-end mobile device management solutions company, where he served in various roles of increasing responsibility. We believe Mr. Zeinfeld is well-qualified to serve as a member of our Board of Directors due to his senior management experience in both the public and private sector.

Sherry Coonse McCraw has 30 years of leadership experience in engineering, finance, project management, and manufacturing at BMW Manufacturing Co., LLC (“BMW”). Ms. McCraw has served as a Senior Manager responsible as Chief Financial Officer, Vice President of Assembly Manufacturing, and currently holds the role of Vice President of Human Resources.

Ms. McCraw began her career with BMW in 1993 with responsibilities for the facility’s Testing and Finish operation. Over the next eight years, she played a key role in various aspects of assembly production, planning, engineering, and technology steering. In 2001, Ms. McCraw served as the project manager in Munich, Germany to manage the structural planning for the second-generation BMW X5. In 2004, she returned to Spartanburg, South Carolina as the Planning Manager of Assembly and Technology Steering. In 2007, Ms. McCraw managed the plant’s 1.2 million square foot expansion of its second assembly hall in preparation to produce the BMW X3. In 2011, she was selected to lead BMW’s largest single investment of $900 million to expand the plant for the fifth time in BMW’s history. In 2013, Ms. McCraw was named Chief Financial Officer and Vice President Finance of BMW. From March 2018 to April 2022, she was appointed to lead both production halls in her role as Vice President of Assembly Manufacturing. Since April 2022, Ms. McCraw has served as the Vice President of Human Resources at BMW. Ms. McCraw currently serves on the Board of Directors for the North Carolina Textile Foundation. She has a Bachelor of Science in Textile Engineering from North Carolina State University. We believe Ms. McCraw is well-qualified to serve as a member of our Board of Directors due to her senior leadership experience in financial roles at a large company.

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Dr. Jeffrey Yu serves as the Chief Medical Officer, Vice President and Chairman of the Board of Directors of OneMedNet, roles he has held since 2023. The concept of what would become Legacy OneMedNet was founded in 2015 by Dr. Yu, who applies his 28 years of sophisticated healthcare IT experience to the Company every day. Dr. Yu is a board-certified Radiologist and is also fellowship-trained and board-certified in Nuclear Medicine. In 2006, he was part of a small group that recognized there was a need to develop electronic sharing technology to help imaging specialists move patient imaging studies quickly, securely, and cost-effectively. Dr. Yu’s early research and development led to the BEAM solution which helped improve care and outcomes for stroke and trauma patients. In 2015, he started the concept of what would become Legacy ONMD to commercialize the BEAM product. Since that time, Dr. Yu has remained an integral part of the strategic decision-making within OneMedNet. Dr. Yu received his B.S. at U.C. Berkeley and his M.D. at Wake Forest University, conducted MRI research at Stanford University, and completed his Radiology residency and Nuclear Medicine fellowship at the Mallinckrodt Institute at Washington University. We believe Dr. Yu is well-qualified to serve as a member of our Board of Directors due to his extensive healthcare IT experience.

Board Diversity Matrix

The table below provides a summary of our Board diversity as of November 7, 2024.

Total Number of Directors: 8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7
Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian		2
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

OUR BOARD RECOMMENDS A VOTE “FOR” EACH CLASS I DIRECTOR NOMINEE.

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PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF WITHUMSMITH+BROWN, PC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed Withum to serve as our independent registered public accounting firm for the year ending December 31, 2024. Withum has served as our independent registered public accounting firm since June 3, 2024.

Our Board is asking stockholders to ratify the selection of Withum as our independent registered public accounting firm. Stockholder approval or ratification is not required to appoint Withum; however, our Board believes that submitting the appointment of Withum to stockholders for ratification is good corporate governance. If stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment of Withum. Even if the selection of Withum is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that a change would be in the best interest of the Company and our stockholders.

A representative of Withum is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Prior Audit Firm

On December 29, 2023, the Audit Committee dismissed Marcum LLP, the Company’s prior independent registered public accounting firm since the Company’s inception on February 8, 2021. Also on December 29, 2023, the Audit Committee approved the appointment of BF Borgers CPA PC (“Borgers”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023. On May 3, 2024, the SEC entered an order instituting settled administrative and cease-and-desist proceedings against Borgers and its sole audit partner, Benjamin F. Borgers, permanently barring Mr. Borgers and Borgers from appearing or practicing before the SEC as an accountant (the “Order”). As a result of the Order, Borgers was no longer permitted to serve as the independent registered public accounting firm for the Company, nor was Borgers permitted to issue any audit reports included in SEC filings or to provide consents with respect to audit reports. In light of the Order, on May 6, 2024, the Audit Committee terminated the engagement of Borgers as the Company’s independent registered public accounting firm.

The reports of Borgers on the Company’s financial statements for the fiscal years ended December 31, 2023, and December 31, 2022, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph relating to the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2023, and December 31, 2022, and through the date of dismissal on May 6, 2024, there were no “disagreements” with Borgers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Borgers would have caused Borgers to make reference thereto in its reports on the financial statements for such years. During the fiscal years ended December 31, 2023, and December 31, 2022, and through May 6, 2024, there have been no “reportable events” (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K), except for the identified material weaknesses in the Company’s internal control over financial reporting as disclosed in its Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on November 5, 2024.

Fees Paid to Independent Registered Public Accounting Firm

Fees billed by BF Borgers for services provided for fiscal 2023 were as follows:

Year Ended December 31, 2023
Audit Fees	$203,500
Audit-Related Fees	—
Tax Fees	15,000
All Other Fees	—
Total	$218,500

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Audit fees include fees associated with (i) the annual audit of our consolidated financial statements and internal control over financial reporting, (ii) the review of our periodic reports, (iii) accounting consultations, (iv) services related to, or required by, statute or regulation, such as consents, and (v) other audit services related to SEC and other regulatory filings. Tax fees represent fees for tax consulting services.

All of the services and fees of BF Borgers were pre-approved by the Audit Committee pursuant to the pre-approval policy and procedures set forth below. Withum did not perform any services for the Company in 2023 and any fees will be reported for 2024 in future filings. Any services and fees of Withum are also approved pursuant to the pre-approval policy and procedures set forth below.

Audit Committee Pre-Approval Policy and Procedures

Under its charter, the Audit Committee is responsible for approving the fees and any other significant compensation paid to our independent accountants and pre-approving any non-audit services to be performed by our independent accountants. The pre-approval requirement may be waived only if the non-audit services meet a de minimis exception allowed by law. In carrying out this responsibility, the Audit Committee follows the following general procedures for the preapproval of non-audit services:

●	Each year the Audit Committee reviews and pre-approves a schedule of the proposed non-audit services and estimated fees to be provided by the independent accountants during the next annual audit cycle.

●	Actual amounts paid to the independent accountants are monitored by management and reported to the Audit Committee.

●	Any non-audit services proposed to be provided by the independent accountants and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed (unless the services meet the de minimis exception allowed by law).

●	Incremental fees for previously approved non-audit services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WITHUMSMITH+BROWN, PC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

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Audit Committee Report

The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of OneMedNet’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (b) the qualifications, independence, and performance of OneMedNet’s independent registered public accounting firm, (c) the performance of OneMedNet’s internal audit function, and (d) other matters as set forth in the charter of the Audit Committee approved by the Board.

Management is responsible for OneMedNet’s financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. Withum, as OneMedNet’s independent registered public accounting firm, is responsible for performing an independent audit of OneMedNet’s financial statements in accordance with generally accepted auditing standards and OneMedNet’s internal control over financial reporting and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and Withum the audited consolidated financial statements of OneMedNet for the year ended December 31, 2023. The Audit Committee also discussed with Withum the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures and the letter from Withum required by the applicable requirements of the PCAOB regarding Withum’s communications with the Audit Committee concerning independence and has discussed with Withum its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of OneMedNet be included in OneMedNet’s Annual Report on Form 10-K/A for the year ended December 31, 2023, that was filed with the SEC on November 5, 2024.

The Audit Committee

Sherry Coonse McCraw (Chair)

Jair Clarke

Dr. Thomas Kosasa

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Corporate Governance

Director Independence

The rules of Nasdaq require that a majority of the Company’s board of directors be independent. An “independent director” is generally defined under applicable Nasdaq rules as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our Board is comprised of a majority of independent directors. Our Board has determined that each of Eric Casaburi, Jair Clarke, Sherry Coonse McCraw, Dr. Thomas Kosasa, and Andrew Zeinfeld is an independent director under the rules of the SEC and Nasdaq and do not have any material relationship with us other than their positions as directors and stockholders. The following individuals also served as a director during the year ended December 31, 2023 and were determined by our Board to be independent under the rules of the SEC and Nasdaq: Erkan Akyuz, R. Scott Holbrook, and Dr. Julianne Huh. In making these determinations, our Board considered past employment, remuneration, and all other relationships each of these directors have with OneMedNet, as well as the specific independence tests set forth in Nasdaq’s director independence rules. As our President and Chief Executive Officer, our Interim Chief Financial Officer and Corporate Secretary, and our Chief Medical Officer and Vice President, respectively, none of Mr. Green, Mr. Golden, or Dr. Yu is considered an independent director under SEC and Nasdaq rules.

Board Leadership Structure and Role in Risk Management

Our Board has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our Board is to oversee our management and, in doing so, serve our best interests and the best interests of our stockholders. Our Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our Board also participates in decisions that have a potential major economic impact on us. Management keeps the directors informed of Company activity through regular communication, including written reports and presentations at Board and committee meetings.

Our corporate governance practices do not indicate a particular board structure, and our Board has the flexibility to select its chair and our chief executive officer in the manner that it believes is in the best interests of our stockholders. Accordingly, the positions of Chair and the Chief Executive Officer may be filled by either one individual or two individuals. The Board has elected to separate the positions of Chair and Chief Executive Officer.

Our Board believes that our current leadership structure and the composition of our Board protect stockholder interests and provide adequate independent oversight, while also providing outstanding leadership and direction for our Board and management. Aside from our President and Chief Executive Officer, our Interim Chief Financial Officer and Corporate Secretary, and our Chaiman and Chief Medical Officer, each of our other directors is “independent” under Nasdaq standards, as more fully described herein. The independent directors meet in executive sessions, without management present, during each regularly scheduled Board meeting and are very active in the oversight of our Company. In addition, our Board and each committee of Board has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate.

Effective risk oversight is an important priority of the Board. Because risks are considered in virtually every business decision, the Board discusses risk throughout the year generally or in connection with specific proposed actions. The Board’s approach to risk oversight includes understanding the critical risks in our business and strategy, evaluating our risk management processes, allocating responsibilities for risk oversight among the full Board, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Our Board has an active role, as a whole and at committee levels, in overseeing management of our risks. Our Board oversees management of risks associated with operations and cybersecurity. The Board of Directors and management are actively involved in reviewing our information security and cybersecurity strategies and updating these strategies as risks evolve. While each standing Board committee is responsible for overseeing the management of risks relating to its area of oversight, the entire Board is regularly informed about these risks through committee meeting attendance or committee reports.

The Audit Committee of the Board of Directors has oversight of our cybersecurity program and is responsible for reviewing and assessing the Company's cybersecurity and data protection policies, procedures and resource commitment, including key risk areas and mitigation strategies. As part of this process, the Audit Committee receives regular updates from the Chief Technology Officer on critical issues related to our information security risks, cybersecurity strategy, supplier risk and business continuity capabilities. The Audit Committee also oversees the management of accounting, financial reporting, and financial risks and the management of our compliance program. Additionally, the Audit Committee oversees our procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters.

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The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with director independence and potential conflicts of interest.

Communication with Directors

Stockholders and other interested parties who wish to communicate with our Board, including our independent or non-management directors as a group, or any other individual director, may do so by submitting a written communication to our Corporate Secretary at the following address:

OneMedNet Corporation

Attention: Corporate Secretary

6385 Old Shady Oak Road, Suite 250

Eden Prairie, Minnesota 55344

Our Corporate Secretary, in consultation with appropriate members of our Board, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board. Our Corporate Secretary may discuss these communications with our legal counsel, independent advisors, non-management directors, or management and may take other action or no action as he or she determines in good faith, using reasonable judgment and discretion.

Hedging and Pledging Transactions

Our directors and executives are subject to various trading restrictions under our Insider Trading Policy. These individuals are prohibited from entering into transactions involving our securities during quarterly blackout periods and certain other special blackout periods and must receive our permission before entering into these transactions. The Company’s Insider Trading Policy also prohibits executive officers and directors from engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities, unless such executive officers and directors received advance approval to engage in such a transaction. This includes “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), and “put” and “call” options. Our Insider Trading Policy provides that no employee, officer or director may acquire, sell or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option or a short sale (including a short sale “against the box”), or engage in hedging transactions (including “cashless collars”).

Clawback Policy

On November 6, 2024, the Board of Directors adopted a compensation clawback policy (the “Clawback Policy”). The Clawback Policy requires the Company to clawback erroneously awarded incentive compensation received by current and former executive officers during the three fiscal years that precede the date the Company is required to prepare an accounting restatement due to material noncompliance with a financial reporting requirement. The Clawback Policy also allows the Company to clawback compensation from any employee who is determined to have engaged in a misconduct event.

Committees and Meetings

During the fiscal year ended December 31, 2023, our Board held one meeting following the closing of the Business Combination. No director attended fewer than 75% of the total number of meetings of our Board and of committees of our Board on which he or she served during fiscal 2023. Our Board has adopted a policy under which each member of our Board makes every effort, but is not required, to attend each annual meeting of our stockholders. We did not hold an annual meeting in 2023 after the closing of the Business Combination.

Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of these committees is comprised solely of independent directors. As necessary, each of these committees meets in executive session without management present. The charters for these committees are available on our website at https://www.onemednet.com/. Links to websites included in this Proxy Statement are provided solely for convenience purposes. Content on the websites, including content on our Company website, is not, and shall not be deemed to be, part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

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The following table sets forth the current chairperson and members of each committee of the Board and the number of meetings each committee held in 2023 after the closing of the Business Combination.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Eric Casaburi			Chair
Jair Clarke	X	X
Sherry Coonse McCraw	Chair
Dr. Thomas Kosasa	X
Andrew Zeinfeld		Chair	X
Number of Meetings in 2023	1	0	0

Audit Committee

The Audit Committee (a) assists the Board in fulfilling its oversight of: (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements relating to the Company’s financial statements and related disclosures; (iii) the qualifications and independence of the Company’s independent auditors; and (iv) the performance of the Company’s independent auditors and the Company’s internal audit function; and (b) prepares any reports that the rules of the SEC required be included in the Company’s annual proxy statement. The Audit Committee also reviews and approves all related party transactions, as described in more detail elsewhere in this proxy statement.

The Audit Committee is responsible for the oversight of the Company’s financial reporting process on behalf of the Board and such other matters as specified in the Audit Committee’s charter or as directed by the Board. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by us for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us (or to nominate the independent registered public accounting firm for stockholder approval), and each such registered public accounting firm must report directly to the Audit Committee. Our Audit Committee must approve in advance all audit, review and attest services and all non-audit services (including, in each case, the engagement and terms thereof) to be performed by our independent auditors, in accordance with applicable laws, rules and regulations.

Our Board has determined that each member of the Audit Committee is financially literate in accordance with the rules of Nasdaq and is independent under Nasdaq’s director independence standards and applicable SEC rules. In addition, the Board has determined that Ms. Coonse McCraw qualifies as an “audit committee financial expert” as defined by SEC rules.

Compensation Committee

The Compensation Committee (i) assists the Board in discharging its responsibilities with respect to compensation of the Company’s executive officers and directors, (ii) evaluates the performance of the executive officers of the Company, and (iii) administers the Company’s stock and incentive compensation plans and recommends changes in such plans to the Board as needed. Our Board has determined that each member of the Compensation Committee is independent under Nasdaq’s director independence standards and applicable SEC rules. Among other things, our Compensation Committee is responsible for:

●	evaluating the performance of our Chief Executive Officer;
●	evaluating the performance of our other executive officers (including officers reporting under Section 16 of the Exchange Act);

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●	reviewing and approving our overall compensation philosophy, programs, policies, and practices;
●	administering our Clawback Policy; and
●	reviewing and developing short- and long-term management succession plans.

The Compensation Committee may form and delegate responsibility to subcommittees as it deems necessary or appropriate, provided that any subcommittee must meet all applicable independence requirements.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in (i) identifying qualified individuals to become directors, (ii) determining the composition of the Board and its committees, (iii) developing succession plans for executive officers, (iv) monitoring a process to assess Board effectiveness, and (v) developing and implementing the Company’s corporate governance procedures and policies. Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under Nasdaq’s director independence standards and applicable SEC rules.

The Nominating and Corporate Governance Committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the Nominating and Corporate Governance Committee will evaluate a candidate’s qualifications in accordance with its written charter and, if the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it recommends his or her candidacy to the full Board. The Nominating and Corporate Governance Committee does not alter its criteria for evaluating candidates, including the criteria described above, for stockholder recommended candidates. Threshold criteria include personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, conflicts of interest, the extent to which the candidate would fill a present need on our board of directors, and concern for the long-term interests of our stockholders. Our Nominating and Corporate Governance Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating and Corporate Governance Committee will consider issues of diversity among its members in identifying and considering nominees for director and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as director candidates by submitting the names of such individuals, together with appropriate biographical information and background materials to the Corporate Secretary, OneMetNed Corporation, 6385 Old Shady Oak Road, Suite 250, Eden Prairie, Minnesota 55344. Stockholders also have the right under our Bylaws to nominate director candidates directly, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board. Pursuant to our Bylaws, nominations of persons for election to the Board at an annual meeting or at any special meeting of stockholders for the purpose of electing directors may be made by or at the direction of the Board or by any stockholder of record entitled to vote for the election of directors at the meeting who complies with the following notice procedures. Such nominations, other than those made by, or at the direction of, or under the authority of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company by a stockholder of record at such time. To be timely, a stockholder’s notice must be received at the principal executive offices of the Company (a) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting; provided, however, that if the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of the close of business on the 90th day before the meeting or the close of business on the tenth day following the day on which public announcement of the date of the annual meeting was first made by the Company; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company. Such stockholder’s notice to the Corporate Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder as they appear on the Company’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (iii) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (iv) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The Board or the chairman of the meeting may, if the facts warrant, determine and declare that a nomination was not made in accordance with the foregoing procedures, and the defective nomination will be disregarded. If the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the nomination, such nomination will be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.

Governance-Related Materials

You can find copies of our governance-related materials, including our our Code of Ethics and Business Conduct, our Insider Trading Policy, and the charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee in the “Investor Relations” section of our website at https://www.onemednet.com/. Copies of these materials also are available in print to any stockholder who requests them by sending a written request to the following address:

Corporate Secretary

OneMedNet Corporation

6385 Old Shady Oak Road, Suite 250

Eden Prairie, Minnesota 55344

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EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers, as of November 7, 2024:

Name	Age	Title/Position
Aaron Green	51	Chief Executive Officer, President and Director
Robert Golden	62	Interim Chief Financial Officer, Corporate Secretary and Director
Dr. Jeffrey Yu	56	Founder, Chief Medical Officer, Vice President, Chairman of the Board of Directors

Biographical information for Mr. Green, Mr. Golden and Dr. Yu is provided above in this proxy statement as part of Proposal 1—Election of Class I Directors.

17

Executive Compensation

2023 Summary Compensation Table

The following table sets forth the total compensation earned for services rendered during the years shown by our named executive officers as of December 31, 2023.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
Paul Casey Former Chief Executive Officer(1)	2023	144,000	—	180,250	—	—	324,250
	2022	84,545	—	240,000	—	60,000	384,545
Aaron Green President and Chief Executive Officer(2)	2023	213,512	—	—	—	—	213,512
Lisa Embree Former Chief Financial Officer(3)	2023	225,000	50,000	—	—	—	275,000
	2022	106,250	—	—	132,300	27,231	265,781
Debra Reinhart Former Clinical Application/ Product Analyst(4)	2023	220,074	—	—	—	—	220,074
	2022	163,000	29,000	—	54,000	—	246,000

(1)	Mr. Casey served as a consultant to the Company from January 2022 through May 31, 2022, and then as Chief Executive Officer through his retirement in March 2024. Amounts for stock awards represents excess compensation expense for previously granted awards, which were cancelled in connection with the Business Combination.
(2)	Mr. Green has served as President since May 2023 and as Chief Executive Officer since March 2024.
(3)	Ms. Embree served as a consultant from January 2022 through April 15, 2022, and then as Chief Financial Officer until her resignation in August 2024.
(4)	Ms. Reinhart separated from the Company in October 2023.

Executive Employment Arrangements

In connection with the closing of the Business Combination, the Company entered into employment agreements with certain executive officers: Aaron Green, Lisa Embree, and Paul Casey. The employment agreements provide for at-will employment that may be terminated by the Company with or without cause, by the executive with or without good reason, or mutually terminated by the parties.

The employment agreement for Mr. Green provides for a $350,000 annual base salary, eligibility to receive an annual cash performance bonus of up to $175,000 upon achievement of certain performance goals, and eligibility to receive additional shares under the Company’s equity plan, subject to approval by the Board of Directors. In the event that his employment is terminated by the Company without Cause (as defined in the employment agreement), or is terminated by Mr. Green for Good Reason (as defined in the employment agreement), after six months of employment, and he signs and does not revoke a standard release of claims with the Company in a form reasonably satisfactory to the Company’s Board of Directors (a “Release”), which Release becomes irrevocable no later than sixty (60) days (the “Release Deadline”), after the date of his termination of employment (the “Termination Date”) he will be entitled to the following severance payment, as follows: (a) if the Termination Date is after six (6) months’ of employment, but before he has completed 12 months’ of employment, he will receive three months’ salary; and (b) if the Termination Date is after 12 months’ employment he will receive six months’ salary. If the Release does not become effective and irrevocable by the Release Deadline, he will forfeit any right to severance.

The employment agreement for Ms. Embree provided for a $225,000 annual base salary, eligibility to receive an annual cash performance bonus of twenty-five percent (25%) of her annual salary upon her achievement of certain performance goals, and eligibility to receive additional shares under the Company’s equity plan, subject to approval by the Board of Directors. In connection with her separation from the Company, Ms. Embree received one month’s salary, the continuation of all her benefits for one month, and the ability to vest one-third of her prior equity awards (such portion equal to 86,667 shares) on the one-year anniversary of the grant date.

18

The employment agreement for Mr. Casey provided for $144,000 annual salary, eligibility to receive 147,000 shares of stock upon the successful fundraising of an amount equal to or greater than $5,000,000 and further equity subject to the approval of the Board of Directors. On March 22, 2024, Mr. Casey notified the Company of his intention to retire as Chief Executive Officer of the Company effective March 29, 2024. Effective October 1, 2024, Mr. Casey resigned from the Board of Directors and the Compensation Committee of the Board of Directors. In connection with Mr. Casey’s retirement, Mr. Casey and the Company entered into a Resignation Agreement and Release, dated March 22, 2024, pursuant to which Mr. Casey was paid $12,000 as a severance payment, and the Board of Directors approved a stock option grant providing for the grant of 147,000 five-year options exercisable at $1.00 per share.

2023 Outstanding Equity Awards at Fiscal Year-End

None of the named executive officers had outstanding equity awards as of December 31, 2023. All outstanding equity awards during 2023 were converted or terminated in connection with the Business Combination.

Equity Compensation Plan Information

The table below summarizes information relating to our equity compensation plans at December 31, 2023.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	–	–	3,226,334	(1)(2)
Equity compensation plans not approved by security holders	–	–	–
Total	–	–	3,226,334

(1)	At the Special Meeting held on October 17, 2023, our stockholders considered and approved the OneMedNet Corporation 2022 Equity Incentive Plan (the “2022 Plan”) and reserved for issuance thereunder an amount of shares of Common Stock equal to 10% of the number of shares of Common Stock of the Company following the Business Combination. The Business Combination closed on November 7, 2023. All prior equity plans were cancelled in connection with the closing of the Business Combination.

(2)	The 2022 Plan allows for the issuance of options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other equity awards.

19

Director Compensation

No compensation was paid to our Board of Directors for services through December 31, 2023 following the closing of the Business Combination. Any outstanding equity awards at the time of the Business Combination were converted or terminated in connection with the Business Combination. The Company reimburses all of its directors for all reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board.

In April 2024, the Board adopted a revised director compensation policy (the “Director Compensation Policy”). The Director Compensation Policy provides for the annual automatic grant of 45,000 shares of common stock to each director for each full year of service. Such grants will occur annually at year end of the one-year anniversary thereafter.

20

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth certain information regarding the beneficial ownership of our Common Stock by beneficial owners of more than 5% of our outstanding Common Stock, each current director, each named executive officer included in the Summary Compensation Table, and all current directors and executive officers as a group, as of October 31, 2024 (unless otherwise noted below). Percentage ownership is based on 27,987,427 shares of Common Stock outstanding as of October 31, 2024.

We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares subject to options, or other rights, held by such person that are currently exercisable or convertible, or will become exercisable or convertible or will vest within 60 days of October 31, 2024, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of all listed stockholders is c/o OneMedNet Corporation, 6385 Old Shady Oak Road, Suite 250, Eden Prairie, Minnesota 55344. Except as indicated by the footnotes below, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all securities that they beneficially own, subject to applicable community property laws.

Name	Number of Shares of Common Stock Beneficially Owned (#)	Percent of Class (%)
5% Owners
Discovery Capital Management, LLC(1)	2,301,791	8.2%
Off the Chain, LP(2)	3,215,650	11.5%

Directors and Named Executive Officers
Paul Casey(3)	100,000	*
Aaron Green(4)	449,252	1.6%
Robert Golden	–	*
Lisa Embree(5)	–	*
Debra Reinhart(6)	–	*
Dr. Jeffrey Yu(7)	1,478,749	5.3%
Eric Casaburi	–	*
Jair Clarke	–	*
Sherry Coonse McCraw	–	*
Dr. Thomas Kosasa(8)	11,825,756	38.6%
Andrew Zeinfeld	–	*
All Current Directors and Executive Officers as a Group (8 people)	13,853,757	44.7%

* Represents beneficial ownership of less than 1%.

(1)	Based solely on a Schedule 13G filed by Discovery Capital Management, LLC (“Discovery”) with the SEC on August 5, 2024. Discovery’s address is listed on the Schedule 13G as 20 Marshall Street, Suite 310, South Norwalk, Connecticut 06854.
(2)	Based solely on a Schedule 13G filed by Off the Chain LP (“OTC”) with the SEC on October 1, 2024. OTC’s address is listed on the Schedule 13G as 10337 Los Feliz Dr., Orlando, Florida 32836.
(3)	Mr. Casey retired from the Company in March 2024.
(4)	Includes 233,296 shares issuable upon conversion of the Pre-Closing PIPE Notes and 15,956 shares underlying warrants related to the Pre-Closing PIPE and the Warrant Agreements executed at the closing of the Business Combination.
(5)	Ms. Embree resigned from the Company in August 2024.
(6)	Ms. Reinhart separated from the Company in October 2023.
(7)	Includes 93,318 shares issuable upon conversion of the Pre-Closing PIPE Notes and 31,916 shares underlying warrants related to the Pre-Closing PIPE and the Warrant Agreements executed at the closing of the Business Combination. Excludes an aggregate of 1,145,484 shares held by the Jeffrey N.C. Yu Spousal Trust and the Wendy Sanderson Yu Spousal Trust, for which Mr. Yu is not the trustee of either trust and has no investment control over the shares held in trust.
(8)	Includes (i) 466,592 shares issuable upon conversion of the Pre-Closing PIPE Notes, (ii) 2,123,424 shares issuable upon conversion of shareholder loans, and (iii) 31,916 shares underlying warrants related to the Pre-Closing PIPE and the Warrant Agreements executed at the closing of the Business Combination.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors, and people who own more than 10% of a registered class of our equity securities to file an initial report of ownership (on a Form 3) and reports on subsequent changes in ownership (on Forms 4 or 5) with the SEC by specified due dates. Our executive officers, directors, and greater-than-10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, our staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf. We are required to disclose in this proxy statement any failure to file any of these reports on a timely basis. Based solely on our review of the copies of the forms filed electronically with the SEC, and on written representations from certain reporting persons, we believe that all of these requirements were satisfied during the year ended December 31, 2023, except for the following:

●	Initial Reports of Ownership on Form 3 for the following individuals:

○	Erkan Akyuz, upon his appointment as a director of the Company on November 7, 2023 in connection with the closing of the Business Combination;
○	Eric Casaburi, upon his appointment as a director of the Company on November 7, 2023 in connection with the closing of the Business Combination;
○	Lisa Embree, upon her appointment as an executive officer of the Company on November 7, 2023 in connection with the closing of the Business Combination;
○	Robert Golden, upon his appointment as a director of the Company on November 7, 2023 in connection with the closing of the Business Combination;
○	Aaron Green, upon his appointment as an executive officer of the Company on November 7, 2023 in connection with the closing of the Business Combination;
○	R. Scott Holbrook, upon his appointment as a director of the Company on November 7, 2023 in connection with the closing of the Business Combination; and
○	Dr. Jeffrey Yu, upon his appointment as an executive officer and director of the Company on November 7, 2023 in connection with the closing of the Business Combination.

21

Certain Relationships and Related-Person Transactions

Related Person Transactions

The following is a description of certain transactions, arrangements and relationships in which we were a participant since January 1, 2022 and the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. Certain equity, compensation, and other arrangements are described under “Executive Compensation” and are not considered related person transactions for these purposes.

PIPE Notes and Warrants

As disclosed in Note 3 and Note 6 to the Consolidated Financial Statement included in our Annual Report, Data Knights issued and sold PIPE Notes in connection with the Business Combination, which are convertible into shares of Common Stock. Total proceeds raised from the PIPE Notes were $1.5 million, of which $1.0 million were with related party investors, including Mr. Green (our Chief Executive Officer), Dr. Yu (our Chairman of the Board) and Dr. Kosasa (a director). In connection with the issuance of the PIPE Notes, the Company also issued a total of 95,744 shares of PIPE Warrants, of which 63,829 shares were issued to the same related party investors. Refer to Note 10 to the Consolidated Financial Statement included in our Annual Report for additional details on the terms of the PIPE Warrants.

Convertible Promissory Notes and Warrants

From 2019 to 2023, the Company issued various Convertible Promissory Notes to related party investors. Total gross proceeds raised from Convertible Promissory Notes with related parties was $12.3 million (out of $14.2 million total). In connection with the issuance of the Convertible Promissory Notes, the Company also issued 2,976,000 shares of Convertible Promissory Note Warrants to the same related parties (out of 3,726,000 total). Refer to Note 6 and Note 10 for additional details on the terms of the Convertible Promissory Notes and Convertible Promissory Note Warrants, respectively.

The Closing of the Business Combination triggered the conversion of all Convertible Promissory Notes into shares of Common Stock, as disclosed in Note 3 to the Consolidated Financial Statement included in our Annual Report.

Shareholder Loans

From April 2023 to December 2023, the Company entered into shareholder loans with two related party investors, including Dr. Yu (our Chairman of the Board) and Dr. Kosasa (a director) (the “Shareholder Loans”) for aggregate gross proceeds of $954 thousand. The Shareholder Loans bear an interest rate of 8.0% and mature one year from issuance. There are no financial or non-financial covenants associated with the Shareholder Loans. The Shareholder Loans are not convertible into equity.

On November 7, 2023, in connection with the Business Combination, one of the Shareholder Loans for $0.5 million was converted into a PIPE Note equal to the amount of principal and interest outstanding at the time of Closing. The Company accounted for the exchange as an extinguishment whereby the Shareholder Loan was written off and a separate PIPE Note was recorded at fair value, as disclosed in Note 6 to the Consolidated Financial Statement included herein.

As of December 31, 2023, a total of $454 thousand of Shareholder Loans remains outstanding which is classified as loan – related party on the consolidated balance sheet.

During 2024, through the date hereof, the Company received gross proceeds of $2.0 million in connection with shareholder loans with related party investors, including Dr. Yu (our Chairman of the Board) and Dr. Kosasa (a director). Of the $2.0 million, $1.6 million is convertible into shares of Common Stock at a conversion price of $0.7535 per share. The remaining $0.4 million is not convertible into equity and bears an interest rate of 8.0% with a maturity date one year from issuance. The Company subsequently repaid $0.2 million of the non-convertible shareholder loans through the date hereof.

Loan Extensions

As disclosed in Note 3 to the Consolidated Financial Statement included in our Annual Report, in connection with the Business Combination, the Company assumed Data Knights’ liabilities, which included existing loan extensions to related parties. The loan extensions were to be exchanged for a fixed amount of the Company’s Common Stock upon the closing of a business combination or a similar event. As of December 31, 2023, a balance of $3.0 million remains outstanding and is recorded as loan extensions on the Company’s consolidated balance sheet.

Policies and Procedures for Approving Transactions with Related Persons

Our Audit Committee reviews and oversees all related person transactions in accordance with our Related Party Transactions Policy, either in advance or when we become aware of a related person transaction that was not reviewed and approved in advance. Other than as described above, there were no related person transactions in the years ended December 31, 2022 or 2023. The transactions described above were approved by the Board of Directors at the time they were entered into.

22

Householding

We have adopted a practice called “householding.” This practice allows us to deliver only one copy of certain of our stockholder communications (such as the Notice regarding the internet availability of proxy materials, our annual reports, or our proxy materials) to stockholders who have the same address and last name and who do not participate in email delivery of these materials, unless one or more of these stockholders notifies us that he or she would like to receive an individual copy of these notices or materials. If you share an address with another stockholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s Annual Meeting or for any future meetings or stockholder communications, please send your written request to OneMedNet Corporation, 6385 Old Shady Oak Road, Suite 250, Eden Prairie, Minnesota 55344, Attention: Corporate Secretary, or call us at (800) 918-7189. Upon written or oral request, we will promptly deliver a separate copy to you. Similarly, you may also contact us through either of these methods if you receive multiple copies of proxy-related materials and other stockholder communications and would prefer to receive a single copy in the future.

Stockholder Proposals

A stockholder who would like to have a proposal considered for inclusion in our 2025 proxy statement pursuant to SEC Rule 14a-8 must submit the proposal so that it is received by us no later than July 11, 2025, unless the date of our 2025 Annual Meeting is more than 30 days before or after December 19, 2025, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Corporate Secretary, OneMedNet Corporation, 6385 Old Shady Oak Road, Suite 250, Eden Prairie, Minnesota 55344.

For stockholder proposals submitted outside of the SEC proposal rules, our Bylaws require that advance written notice in proper form of stockholder proposals for matters to be brought before an annual meeting be received by our Corporate Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting. Accordingly, notice of stockholder proposals for the 2025 Annual Meeting of Stockholders must be received by us between August 21, 2025 and September 20, 2025. If the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or 60 days after December 19, 2025, we must receive the proposal or nomination not earlier than the close of business on the 120th day before the annual meeting date and not later than the later of the close of business on the 90th day before the annual meeting date or the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is made.

In addition to satisfying the notice requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 20, 2025, which includes the statement that such stockholder intends to solicit at least 67% of the voting power of our shares of common stock entitled to vote on the election of directors in support of director nominees other than our nominees. If any change occurs with respect to such stockholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such stockholder must notify us promptly. We note that the deadline mentioned above does not supersede any of the requirements or timing set forth in our Bylaws.

Annual Report on Form 10-K and Other SEC Filings

At your request, we will provide you with a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, without charge. You should send your written requests to the attention of our Corporate Secretary, OneMetNed Corporation, 6385 Old Shady Oak Road, Suite 250, Eden Prairie, Minnesota 55344. The exhibits to the annual report are available upon payment of charges that approximate our cost of reproduction.

You can also obtain copies of the annual report and exhibits, as well as other filings that we make with the SEC, on our website at https://www.onemednet.com/investor-relations/ or on the SEC’s website at https://www.sec.gov/.

23

Other Matters

The Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors,

/s/ Robert Golden

Robert Golden Interim Chief Financial Officer and Corporate Secretary

November 7, 2024

24

2024

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

ONEMEDNET CORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 18, 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online Annual Meeting, you will need your 12 digit control number to vote electronically at the Annual Meeting. To attend the Annual Meeting, visit:
https://www.cstproxy.com/onemednet/2024

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES UNDER PROPOSAL 1 AND "FOR" PROPOSAL 2.

Please mark your votes like this **X**

1. Election of Class I Directors

Nominees	FOR ALL nominees listed at left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed at left)
(1) Eric Casaburi (2) Aaron Green (3) Dr. Thomas Kosasa	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

CONTROL NUMBER

[ ]

Signature____________________________ Signature, if held jointly____________________________ Date__________2024.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2024

To view the 2024 Proxy Statement, 2023 Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/onemednet/2024

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ONEMEDNET CORPORATION

6385 OLD SHADY OAK ROAD, SUITE 250, EDEN PRAIRIE, MN 55344

The undersigned appoints Aaron Green and Robert Golden, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of OneMedNet Corporation. held of record by the undersigned at the close of business on October 31, 2024 at the Annual Meeting of Stockholders of OneMedNet Corporation to be held on December 19, 2024, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed on the other side)